Exhibit 4.2

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195 US HWY 50, Suite 208

Zephyr Cove, NV 89448

March 27, 2024

LatAm Logistic Properties S.A.

Plaza Tempo, Edificio B

Oficina B1, Piso 2

San Rafael de Escazú,

San José, Costa Rica

Reference is hereby made to that certain Business Combination Agreement, dated as of August 15, 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among (i) two, a Cayman Islands exempted company (together with its successors, “SPAC”), and (ii) LatAm Logistic Properties S.A., a company incorporated under the laws of Panama (together with its successors, “LLP”), Logistic Properties of the Americas, a Cayman Islands exempted company with limited liability (“Pubco”), (which became party thereto pursuant to a joinder agreement, dated as of October 11, 2023), Logistic Properties of the Americas Subco, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”) (which became party thereto pursuant to a joinder agreement, dated as of October 11, 2023), and LPA Panama Group Corp., a company incorporated under the laws of Panama and a wholly-owned subsidiary of Pubco (“Company Merger Sub”) (which became party thereto pursuant to a joinder agreement, dated as of December 8, 2023, with effect as of November 14, 2023). Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Business Combination Agreement.

Reference is hereby made to those certain Non-Redemption Agreement and Assignment of Economic Interest, dated as of March 27, 2023 (the “Non-Redemption Agreement”), entered into by and among SPAC, two sponsor, a Cayman Islands limited liability company (the “Sponsor”) and certain Investors (the “NRA Investors”) in connection with the extraordinary general meeting of the SPAC’s shareholders held for the purpose of approving, among other things, an amendment to the SPAC’s amended and restated memorandum and articles of association to extend the date by which the Company must consummate its initial business combination (the “Initial Business Combination”) by nine additional months until January 1, 2024. Pursuant to the Non-Redemption Agreements, the NRA Investors are entitled to receive an aggregate of 1,506,764 Class B Ordinary Shares of SPAC as assigned securities (such Class B Ordinary Shares, the “Assigned Shares”) from the Sponsor in connection with the consummation of the SPAC’s initial business combination.

Pursuant to Section 6.2(d) of the Business Combination Agreement, the parties to the Business Combination Agreement agreed that upon Closing, the SPAC Cash shall equal or exceed Twenty-Five Million U.S. Dollars ($25,000,000) (the “Minimum Cash Condition”). Pursuant to Section 6.2 of the Business Combination Agreement, LLP and Pubco may waive the conditions set forth under such Section 6.2. LLP and Pubco desire to and hereby do waive SPAC’s requirement under the Business Combination Agreement to meet the Minimum Cash Condition; provided that the NRA Investors collectively surrender to Pubco for cancellation by Pubco an aggregate of at least 250,000 Assigned Shares.

Pursuant to Section 6.1(h) of the Business Combination Agreement, the parties to the Business Combination Agreement agreed that upon Closing, the members of the Post-Closing Pubco Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.15 (the “Board Appointment”). Pursuant to Section 6.1 of the Business Combination Agreement, LLP and SPAC may waive the conditions set forth under such Section 6.1. LLP and SPAC desire to and hereby do waive compliance with Section 6.1(h) of the Business Combination Agreement solely as it relates to the requirement that the Post-Closing Pubco Board include one (1) person who is designated by SPAC prior to the Closing.

The Minimum Cash Condition and the Board Appointment are collectively referred to herein as the “Waived Matters”. By signing below, as of the date set forth above, each of the undersigned expressly waive the Waived Matters, as applicable pursuant to the conditions set forth herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this waiver letter as of the date set forth above.

Very truly yours,

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By:	/s/ Thomas Hennessy
Name:	Thomas D. Hennessy
Title:	Chief Executive Officer

[Signature Page to Waiver Letter]

LatAm Logistic Properties S.A.

By:	/s/ Esteban Saldarriaga
Name:	Esteban Saldarriaga
Title:	Chief Executive Officer

[Signature Page to Waiver Letter]

Logistic Properties of the Americas

By:	/s/ Esteban Saldarriaga
Name:	Esteban Saldarriaga
Title:	Chief Executive Officer

[Signature Page to Waiver Letter]